Exhibit 2.1

DISTRIBUTION AGREEMENT

FOR EMRICASAN ASSETS

by and between

CONATUS PHARMACEUTICALS INC.

and

IDUN PHARMACEUTICALS, INC.

January 10, 2013

DISTRIBUTION AGREEMENT

This Distribution Agreement (“Agreement”), dated as of January 10, 2013 (“Effective Date”), is by and between Conatus Pharmaceuticals Inc., a Delaware corporation (“Conatus”), and Idun Pharmaceuticals, Inc., a Delaware corporation (“Idun”).

W I T N E S S E T H

WHEREAS, Idun owns certain assets related to the conduct of the Business (as defined below); and

WHEREAS, Idun desires to convey, transfer, assign and deliver to Conatus, as a distribution with respect to the Idun stock held by Conatus, the assets of the Business and Conatus desires to acquire and accept delivery of the assets of the Business, upon the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Defined Terms. As used herein, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

“Books and Records” shall mean all books and records of Idun relating primarily to the Business, including all non-clinical and clinical data of the Business.

“Business” shall mean the business of researching, developing, conducting clinical studies, seeking regulatory approval for and commercializing Emricasan.

“Claim” shall mean any charge, allegation, notice, civil, criminal or administrative claim, demand, complaint, cause of action, suit, Proceeding, arbitration, hearing or investigation.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

“Contracts” shall mean all agreements, contracts, leases, licenses, instruments, obligations and commitments to which Idun is a party or is bound relating primarily to the operation of the Business, including, but not limited to, those listed on Schedule 1.1 hereto.

“Distributed Assets” shall mean all of the assets, tangible and intangible, of Idun, wherever located, that are primarily used or primarily held for use by Idun in the conduct of the Business as of the Effective Date, including without limitation the following assets, which are listed on Schedule 1.1 hereto:

(a) all Contracts;

(b) all Equipment;

(c) all Inventory;

(d) all Books and Records;

(e) all Intellectual Property;

(f) all Goodwill; and

(g) all claims of Idun against third parties relating to the Distributed Assets, whether choate or inchoate, known or unknown, contingent or noncontingent;

provided, that in no event shall the Distributed Assets include the Excluded Assets.

“Downstream License Agreements” shall mean the following licenses granted by Idun to the named company: (a) Abbott Laboratories, dated December 23, 1998, as amended; (b) Biogen-IDEC (formerly Biogen, Inc.), dated August 1, 2003; and (c) Becton, Dickenson and Company, dated January 31, 2001, as amended.

“Equipment” shall mean all machinery, spare parts, and manufacturing and test equipment of Idun that are primarily used or primarily held for use in connection with the operation of the Business.

“Emricasan” shall mean the caspase inhibitor IDN-6556 (PF3491390) which is currently being developed under the name emricasan and all of its analogs, metabolites, prodrugs, salts, hydrates, solvates, optical isomers, polymorphs and formulations thereof.

“Excluded Assets” shall mean all assets of Idun of whatsoever nature not listed on Schedule 1.1 hereto and not to be acquired by Conatus hereunder, including without limitation:

(a) all cash (including petty cash), cash equivalents, bank accounts, deposits and similar accounts (whether maintained at a bank, savings and loan or other financial institution), marketable securities or any other cash deposits or marketable securities relating to the Business;

(b) all claims for refunds of taxes and other governmental charges or assessments paid by Idun and arising from or pertaining to periods, activities, operations or events relating to the Business occurring prior to the Effective Date;

(c) all of the Upstream License Agreements; and

(d) all of the Downstream License Agreements.

“Excluded Liabilities” shall mean all Liabilities of Idun other than the Assumed Liabilities, including without limitation, any and all Liabilities under the Upstream License Agreements and the Downstream License Agreements and any and all Liabilities of Idun for taxes other than those taxes that are reported on a consolidated or combined basis with Conatus.

“Goodwill” shall mean the goodwill of the Business, including, without limitation, the exclusive right of Conatus to (i) represent itself as carrying on the Business in continuation of and in succession to Idun, and (ii) use any words indicating that the Business is so carried on, including, without limitation, all of Idun’s right, title and interest in and to the name “Emricasan” or any variation of it.

“Intellectual Property” shall mean any Intellectual Property Rights owned by Idun prior to the Effective Date that are primarily used or primarily held for use in connection with the conduct of the Business, including, but not limited to, those listed on Schedule 1.1 hereto.

“Intellectual Property Rights” shall mean any or all of the following and all rights in, arising out of, or associated with: (a) all United States and foreign patents and utility models and applications therefor, including provisional applications and all reissues, divisions, re-examinations, renewals, extensions, continuations and continuations-in-part thereof; (b) all rights in inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know-how, technology, non-clinical, clinical and technical data; (c) all copyrightable material, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world including moral rights; (d) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all Goodwill associated therewith, and all applications, registrations, and renewals in connection therewith and all other rights corresponding thereto throughout the world including common law rights; and (e) all websites and domain names.

“Inventory” shall mean all inventory, raw materials, work in process, semi-finished goods and finished goods of Idun that are primarily used or primarily held for use in connection with the operation of the Business.

“Liabilities” shall mean any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, guaranty or endorsement of or by any person of any type, whether accrued, absolute, contingent, matured, unmatured or other.

“Proceeding” shall mean any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving any governmental entity or arbitrator.

“Representative” shall mean any officer, director, partner, manager, member, principal, attorney, agent, employee or other representative.

“Third Party” shall mean any person or entity other than (a) Conatus or Idun or (b) an Affiliate or Representative of Conatus or Idun.

“Upstream License Agreements” shall mean the following license agreements granted by the named institution to Idun: (a) Wistar Institute, dated July 5, 1994, as amended;

(b) Arch Development corporation/The Regents of the University of Michigan dated March 28, 1994, as amended; (c) Thomas Jefferson University, dated July 25, 1995, as amended; (d) Thomas Jefferson University, dated November 13, 1997, as amended; (e) Dartmouth University, dated April 21, 1994, as amended; (f) Emory University, dated June 15th, 1998; (g) Washington University, dated February 21, 1994; (h) Washington University, dated February 21, 1994; and (i) Burnham Institute (formerly La Jolla Cancer Research Foundation), dated June 15, 1994, as amended.

1.2 Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

Term	Section
Assumed Liabilities	2.2
Assumption of Liabilities	3.2(a)
Conatus Indemnitee	5.1(a)
Idun Indemnitee	5.1(b)
Indemnitee	5.1(c)
Indemnifying Party	5.1(c)
IP Assignment Agreement	3.1(a)
Litigation Costs	5.1(a)
Losses	5.1(a)
Transition Services Agreement	3.1(b)

ARTICLE II.

DISTRIBUTION OF ASSETS; ASSUMPTION OF LIABILITIES

2.1 Distribution of Assets. Upon the terms and subject to the conditions contained herein, Idun hereby conveys, transfers, assigns and delivers to Conatus, as a distribution with respect to the Idun stock held by Conatus, and Conatus hereby acquires and accepts from Idun, of all of Idun’s right, title and interest, as of the Effective Date, in and to the Distributed Assets.

2.2 Assumption of Liabilities. Upon the terms and subject to the conditions contained herein, effective as of the Effective Date, Conatus shall assume and become responsible for any and all Liabilities relating to the Business or the Distributed Assets, whether arising out of occurrences prior to, at or after the Effective Date (the “Assumed Liabilities”), including without limitation: (a) any and all Liabilities under the Contracts constituting Distributed Assets; (b) any and all costs and expenses for prosecuting, maintaining, defending or enforcing the Intellectual Property; and (c) any and all Liabilities for intellectual property infringement or other claims, including without limitation product liability claims, relating to the Business or the Distributed Assets.

ARTICLE III.

DELIVERABLES

3.1 Idun Deliverables. Idun shall execute and deliver to Conatus simultaneously with the execution of this Agreement:

(a) an IP Assignment Agreement in the form of Exhibit A attached hereto, conveying all of Idun’s Intellectual Property included in the Distributed Assets (“IP Assignment Agreement”); and

(b) a transition services agreement in the form of Exhibit C attached hereto for Conatus’ provision of managerial, administrative and other specified services to Idun (“Transition Services Agreement”).

3.2 Conatus Deliverables. Conatus shall execute and deliver to Idun simultaneously with the Execution of this Agreement:

(a) an assumption of liabilities in the form of Exhibit B attached hereto, evidencing Conatus’ assumption of the Assumed Liabilities (the “Assumption of Liabilities”); and

(b) the Transition Services Agreement.

3.3 Form of Instruments. To the extent that a form of any document to be delivered hereunder is not attached as an exhibit hereto, such documents shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to Conatus and Idun.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

4.1 Idun Representations and Warranties. Idun hereby makes the following representations and warranties to Conatus as of the Effective Date:

(a) Idun is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; and

(b) Idun has the power and authority to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Idun pursuant to this Agreement and to carry out the transactions contemplated hereby or thereby. The execution, delivery and performance by Idun of this Agreement and each such other agreement, document and instrument to which Idun is a party have been duly authorized by all necessary action of Idun, and no other action on the part of Idun is required in connection therewith. This Agreement and each agreement, document and instrument executed and delivered by Idun pursuant to this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of Idun enforceable against Idun in accordance with their terms.

4.2 Conatus Representations and Warranties. Conatus hereby makes the following representations and warranties to Idun as of the Effective Date:

(a) Conatus is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; and

(b) Conatus has the power and authority to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Conatus pursuant to this Agreement and to carry out the transactions contemplated hereby or thereby. The execution, delivery and performance by Conatus of this Agreement and each such other agreement, document and instrument to which Conatus is a party have been duly authorized by all necessary action of Conatus, and no other action on the part of Conatus is required in connection therewith. This Agreement and each agreement, document and instrument executed and delivered by Conatus pursuant to this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of Conatus enforceable against Conatus in accordance with their terms.

4.3 No Implied Warranties. THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT NO REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, HAS BEEN MADE OR RELIED UPON BY ANY PARTY HERETO OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT, INCLUDING THE EXHIBITS AND SCHEDULES HERETO. EACH PARTY SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE DISTRIBUTED ASSETS ARE PROVIDED AS-IS AND WITH ALL FAULTS.

ARTICLE V.

INDEMNIFICATION; LIMITATION OF LIABILITY

5.1 Indemnity.

(a) Indemnification by Idun. Idun shall indemnify and hold harmless Conatus and each of its Representatives (each a “Conatus Indemnitee”) from and against (i) any and all liabilities, losses and damages (“Losses”) finally awarded to a Third Party by a court of competent jurisdiction or agreed to in a settlement approved by Idun that result from any Claim made or brought against a Conatus Indemnitee by or on behalf of such Third Party, and (ii) subject to Section 5.1(c), any direct out-of-pocket costs and expenses (including reasonable attorneys’ fees) (“Litigation Costs”) incurred by a Conatus Indemnitee while investigating or conducting the defense of such Third Party Claim, in any such case (i) and (ii), solely to the extent such Claim is directly based on or directly arises out of (a) the material breach by Idun of any representation, warranty or covenant contained in this Agreement; or (b) the Excluded Liabilities; provided, that such indemnification right shall not apply to any Losses or Litigation Costs for which Conatus is obligated to indemnify Idun under Section 5.1(b).

(b) Indemnification by Conatus. Conatus shall indemnify and hold harmless Idun and each of its Representatives (each an “Idun Indemnitee) from and against (i) any and all Losses finally awarded to a Third Party by a court of competent jurisdiction or agreed to in a settlement approved by Conatus that result from any Claim made or bought against an Idun

Indemnitee by or on behalf of such Third Party, and (ii) subject to Section 5.1(c), any Litigation Costs incurred by an Idun Indemnitee while investigating or conducting the defense of such Third Party Claim, in any such case (i) and (ii), solely to the extent such Claim is directly based on or directly arises out of (a) the material breach by Conatus of any representation, warranty or covenant contained in this Agreement; or (b) the Assumed Liabilities; provided, that such indemnification right shall not apply to any Losses or Litigation Costs for which Idun is obligated to indemnify Conatus under Section 5.1(a).

(c) Indemnification Procedures. Promptly after receipt by a party seeking indemnification under this Section 5.1 (an “Indemnitee”) of notice of any pending or threatened Claim brought by a Third Party against it, such Indemnitee shall give written notice to the party from whom the Indemnitee is entitled to seek indemnification pursuant to this Section 5.1 (the “Indemnifying Party”) of the commencement thereof; provided, that the failure so to notify the Indemnifying Party shall not relieve it of any liability that it may have to any Indemnitee hereunder, except to the extent the Indemnifying Party demonstrates that it is materially prejudiced thereby. The Indemnifying Party shall be entitled to participate in the defense of such Claim and, to the extent that it elects within seven (7) days of its receipt of notice of the Claim from the Indemnitee, to assume control of the defense and settlement of such Claim (unless (i) the Indemnifying Party is also a party to such proceeding and the Indemnifying Party has asserted a cross claim against the Indemnified Party or a court has otherwise determined that such that joint representation would be inappropriate, or (ii) the Indemnifying Party fails to provide reasonable assurance to the Indemnitee of its financial capacity to defend the Indemnitee in such Proceeding) with counsel reasonably satisfactory to the Indemnitee and, after notice from the Indemnifying Party to the Indemnitee of its election to assume the defense of such Claim, the Indemnifying Party shall not, as long as it diligently conducts such defense, be liable to the Indemnitee for any Litigation Costs subsequently incurred by the Indemnitee. No compromise or settlement of any Claim may be effected by the Indemnifying Party without the Indemnitee’s written consent, which consent shall not be unreasonably withheld or delayed; provided, no consent shall be required if (A) there is no finding or admission of any violation of Law or any violation of the rights of any person and no effect on any other claims that may be made against the Indemnitee, (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party, and (C) the Indemnitee’s rights under this Agreement are not restricted by such compromise or settlement.

5.2 Limitation of Liability. EXCEPT WITH RESPECT TO EACH PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 5.1 FOR THIRD PARTY CLAIMS, NEITHER PARTY WILL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT.

ARTICLE VI.

RIGHTS AND OBLIGATIONS SUBSEQUENT TO THE EFFECTIVE DATE

6.1 Further Assurances. Upon the terms and subject to the conditions contained herein, Conatus and Idun shall: (a) use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (b) execute any documents, instruments or conveyances of any kind that may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (c) cooperate with each other in connection with the foregoing.

6.2 Consents to Assignment. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Contract or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a Third Party thereto, would constitute a default thereof or in any way materially adversely affect the rights or obligations of Conatus thereunder. With respect to any such Contract, Idun shall use all reasonable efforts, with Conatus’ reasonable cooperation, to obtain the consent of the other parties to such Contract for the assignment thereof to Conatus, or confirmation from such parties that such consent is not required; provided, that Idun shall not be required to make any payments or agree to any material undertakings in connection therewith. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would affect the rights thereunder so that Conatus would not receive all such rights, Idun shall cooperate with Conatus, in all reasonable respects, to provide to Conatus the benefits under any such Contract.

6.3 Sublicense under Thomas Jefferson Agreement. Within thirty (30) days after the Effective Date, the parties shall negotiate and enter into a sublicense agreement wherein Idun shall grant Conatus a sublicense to its right under (a) that certain Upstream License Agreement by and between Idun and Thomas Jefferson University dated July 25, 1995, as amended; and (b) that certain Upstream License Agreement by and between Idun and Thomas Jefferson University, dated November 13, 1997, as amended and Conatus shall agree to pay directly to Thomas Jefferson University the appropriate percentage of Net Sales of Emricasan until such time as specified in the aforementioned agreements.

6.4 Books and Records. Each party shall cooperate with and make available to the other party, during normal business hours, all Books and Records, information and Representatives that are necessary or useful in connection with any tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring access to any such Books and Records, information or Representatives for any reasonable business purpose. The party requesting access to any such Books and Records, information or Representatives shall bear all of the out-of-pocket costs and expenses reasonably incurred in connection with providing access to such Books and Records, information or Representatives.

6.5 Tax Matters. The parties shall (i) each provide the other with such assistance as may reasonably be requested by either of them in connection with the preparation of any tax return, audit or other examination by any taxing authority or judicial or administrative proceedings relating to Liability for taxes, (ii) each retain and provide the other with any Books and Records or other information that may be relevant to such tax return, audit or examination, proceeding or determination, and (iii) each provide the other with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any tax return of the other for any period. Without limiting the generality of the foregoing, the parties shall each retain, until the applicable statutes of limitation (including any extensions) have expired, copies of all tax returns, supporting work schedules and other records or information that may be relevant to such tax returns for all tax periods or portions thereof ending on or before the Effective Date and shall not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same. Notwithstanding anything to the contrary herein, Conatus shall be responsible for any documentary and transfer taxes and any sales, use or other taxes imposed by reason of the transfer of the Distributed Assets provided hereunder and any deficiency, interest or penalty asserted with respect thereto, shall file in a timely manner all tax returns relating to such taxes and shall hold Idun harmless from same.

ARTICLE VII.

MISCELLANEOUS

7.1 Governing Law. This Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be governed by the law of the State of California without regard to conflict of law principles that would result in the application of any law other than the law of the State of California.

7.2 Notices. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given (a) if delivered or sent by facsimile transmission, upon receipt, (b) if sent by reputable courier service guaranteeing overnight delivery, on the next business day, or (c) if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three (3) business days after deposit in United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

To Idun:

Idun Pharmaceuticals, Inc.

4365 Executive Drive, Suite 200

San Diego, CA 92121

To Conatus:

Conatus Pharmaceuticals Inc.

4365 Executive Drive, Suite 200

San Diego, CA 92121

Any notice given hereunder may be given on behalf of any party by its counsel or other authorized Representatives.

7.3 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

7.4 Construction. Conatus and Idun have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

7.5 Severability. If any provision of this Agreement is declared invalid by a court of last resort or by any court or other governmental body from the decision of which an appeal is not taken within the time provided by law, then and in such event, this Agreement will be deemed to have been terminated only as to the portion thereof that relates to the provision invalidated by that decision and only in the relevant jurisdiction, but this Agreement, in all other respects and all other jurisdictions, will remain in force; provided, that if the provision so invalidated is essential to the Agreement as a whole, then the parties will negotiate in good faith to amend the terms hereof as nearly as practical to carry out the original intent of the parties.

7.6 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other party other than in connection with the sale or transfer by a party of all or substantially all of the assets to which this Agreement relates. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7.7 Amendments. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.

7.8 Entire Agreement. This Agreement, including the exhibits and schedules hereto, reflects the entire agreement of the parties with respect to the subject matter hereof and supersedes all previous written or oral negotiations, commitments and writings.

7.9 Execution in Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

***Signature Page Follows***

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

CONATUS PHARMACEUTICALS INC.		IDUN PHARMACEUTICALS, INC.

By:		By:
Name:	Steven J. Mento, Ph.D.	Name:	Steven J. Mento, Ph.D.
Title:	Chief Executive Officer	Title:	Chief Executive Officer

SCHEDULE LIST
Schedule 1.1:	Distributed Assets

EXHIBIT LIST
Exhibit A:	Form of IP Assignment Agreement
Exhibit B:	Form of Assumption of Liabilities
Exhibit C:	Form of Transition Services Agreement

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Schedule 1.1

Distributed Assets

(a) Intellectual Property.

1.	Patents.

Country name	Type name	Patent / Design number	Current renewal date	Proprietor	Client’s reference	Description	Expiry date
Mexico	Patent	286788	3-Dec-16	Idun Pharmaceuticals, Inc	33272	IDN6556 polymorphic forms	3-Dec-27
Singapore	Granted New Law Patent	200903593.2	3-Dec-13	Idun Pharmaceuticals, Inc	33272	IDN6556 polymorphic forms	3-Dec-27
U.S.A.	Small Entity Extended Patent	7692038	6-Oct-13	Idun Pharmaceuticals, Inc	33272	IDN6556 polymorphic forms	10-Jul-28
Australia	Patent	2007330478	3-Dec-13	Idun Pharmaceuticals, Inc.	33272	IDN6556 polymorphic forms	3-Dec-27
Canada	Small Entity Granted Patent	2669849	3-Dec-13	Idun Pharmaceuticals, Inc.	33272	IDN6556 polymorphic forms	3-Dec-27
South Africa	Patent	2009/04693	3-Dec-13	Idun Pharmaceuticals, Inc.	33272	IDN6556 polymorphic forms	3-Dec-27
South Korea	New Law Patent	1125932	5-Mar-15	Idun Pharmaceuticals, Inc.	33272	IDN6556 polymorphic forms	3-Dec-27
Canada	Large Entity Granted Patent	2265853	12-Sep-13	Idun Pharmaceuticals, Inc	425	Methods of treating inflammation, cell survival, infection	12-Sep-17
Germany	European Patent	69734718.4	12-Sep-13	Idun Pharmaceuticals, Inc	425	Methods of treating inflammation, cell survival, infection	12-Sep-17
Europe	Patent Application	97943323.2		Idun Pharmaceuticals, Inc	425	Methods of treating inflammation, cell survival, infection	12-Sep-17
Spain	European Patent	97943323.2	12-Sep-13	Idun Pharmaceuticals, Inc	425	Methods of treating inflammation, cell survival, infection	12-Sep-17
France	European Patent	929311	12-Sep-13	Idun Pharmaceuticals, Inc	425	Methods of treating inflammation, cell survival, infection	12-Sep-17
Great Britain	European Patent	929311	12-Sep-13	Idun Pharmaceuticals, Inc	425	Methods of treating inflammation, cell survival, infection	12-Sep-17
Ireland	European Patent	929311	12-Sep-13	Idun Pharmaceuticals, Inc	425	Methods of treating inflammation, cell survival, infection	12-Sep-17
Italy	European Patent	929311	12-Sep-13	Idun Pharmaceuticals, Inc	425	Methods of treating inflammation, cell survival, infection	12-Sep-17
Japan	Granted New Law Patent	3830976	21-Jul-13	Idun Pharmaceuticals, Inc	425	Methods of treating inflammation, cell survival, infection	12-Sep-17

i

Country name	Type name	Patent / Design number	Current renewal date	Proprietor	Client’s reference	Description	Expiry date
Japan	Patent-exam.req.on/after01Apr2004	4166252	8-Aug-13	Idun Pharmaceuticals, Inc	425	Methods of treating inflammation, cell survival, infection	12-Sep-17
U.S.A.	Small Entity Patent	6200969		Idun Pharmaceuticals, Inc	425	Methods of treating inflammation, cell survival, infection	12-Sep-17
U.S.A.	Small Entity Patent	6528506	4-Sep-14	Idun Pharmaceuticals, Inc	425	Methods of treating inflammation, cell survival, infection	12-Sep-17
U.S.A.	Small Entity Patent	6531467	11-Sep-14	Idun Pharmaceuticals, Inc	425	Methods of treating inflammation, cell survival, infection	12-Sep-17
U.S.A.	Small Entity Patent	6610683	26-Feb-15	Idun Pharmaceuticals, Inc	425	Methods of treating inflammation, cell survival, infection	12-Sep-17
U.S.A.	Small Entity Patent	6693096	17-Aug-15	Idun Pharmaceuticals, Inc	425	Methods of treating inflammation, cell survival, infection	12-Sep-17
U.S.A.	Small Entity Patent	5939460		Idun Pharmaceuticals, Inc	426	NADPH (composition)	8-Jul-16
U.S.A.	Small Entity Patent	5990137		Idun Pharmaceuticals, Inc	426	NADPH (method)	8-Jul-16
Europe	Patent Application	97942441.3		Idun Pharmaceuticals, Inc	427	Indole dipeptide csp Inhbitors	12-Sep-17
U.S.A.	Small Entity Patent	5869519		Idun Pharmaceuticals, Inc	427	Indole dipeptide csp Inhbitors	16-Dec-16
U.S.A.	Small Entity Patent	5877197		Idun Pharmaceuticals, Inc	427	Indole dipeptide csp Inhbitors	16-Dec-16
U.S.A.	Small Entity Patent	6489353	3-Jun-14	Idun Pharmaceuticals, Inc	427	Indole dipeptide csp Inhbitors	16-Dec-16
Australia	Patent	724639	18-Sep-13	Idun Pharmaceuticals, Inc	428	BAD polypeptide	18-Sep-17
Canada	Large Entity Granted Patent	2265912	18-Sep-13	Idun Pharmaceuticals, Inc	428	BAD polypeptide	18-Sep-17
U.S.A.	Small Entity Patent	5965703		Idun Pharmaceuticals, Inc	428	BAD polypeptide	20-Sep-16
U.S.A.	Small Entity Patent	6504022	7-Jul-14	Idun Pharmaceuticals, Inc	428	BAD polypeptide	20-Sep-16
U.S.A.	Small Entity Patent	6824991	30-May-16	Idun Pharmaceuticals, Inc	428	BAD polypeptide	20-Sep-16
Australia	Patent	738381	5-Jun-13	Idun Pharmaceuticals, Inc	430	Microplate screen	5-Jun-18
U.S.A.	Small Entity Patent	6270980	7-Feb-13	Idun Pharmaceuticals, Inc	430	Microplate screen	5-Jun-17
U.S.A.	Small Entity Patent	6518032	11-Aug-14	Idun Pharmaceuticals, Inc	430	Microplate screen	5-Jun-17
Austria	European Patent - New Law	1091930	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Belgium	European Patent	1091930	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Canada	Large Entity Granted Patent	2336474	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19

ii

Country name	Type name	Patent / Design number	Current renewal date	Proprietor	Client’s reference	Description	Expiry date
Switzerland	European Patent	1091930	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
China	Granted Patent	99810019.6	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Germany	European Patent	69934405	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Germany	European Patent	69941440.7	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Denmark	European Patent	1754475	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Europe	Patent Application	6125650.9		Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Europe	Patent Application	99932211.8		Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Spain	European Patent	6125650.9	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Spain	European Patent	99932211.8	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Finland	European Patent	1091930	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Finland	European Patent	1754475	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
France	European Patent	1091930	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
France	European Patent	1754475	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Great Britain	European Patent	1091930	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Great Britain	European Patent	1754475	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Greece	European Patent	3060632	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Hong Kong	Granted New Law Patent	1036616	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Ireland	European Patent	1091930	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Ireland	European Patent	1754475	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19

iii

Country name	Type name	Patent / Design number	Current renewal date	Proprietor	Client’s reference	Description	Expiry date
Israel	Patent	140554	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Italy	European Patent	1091930	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Italy	European Patent	1754475	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
India	Patent	251878	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Japan	Patent-exam.req.on/after01Apr2004	3815968	16-Jun-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
South Korea	New Law Patent	804432	12-Feb-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Luxembourg	European Patent	1091930	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Mexico	Patent	254407	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Netherlands	European Patent	1091930	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Netherlands	European Patent	1754475	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Portugal	European Patent	1091930	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Sweden	European Patent	6125650.9	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Singapore	Granted New Law Patent	200007544	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
U.S.A.	Small Entity Patent	6197750		Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	22-Oct-18
U.S.A.	Small Entity Patent	6544951	8-Oct-14	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	22-Oct-18
U.S.A.	Small Entity Patent	7053056	30-Nov-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	22-Oct-18
U.S.A.	Small Entity Patent	7183260	27-Aug-14	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	22-Oct-18
South Africa	PCT Patent	2001/00023	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Australia	Patent	752339	1-Jul-13	Idun Pharmaceuticals, Inc.	442	IDN6556 and related compounds composition	1-Jul-19

iv

Country name	Type name	Patent / Design number	Current renewal date	Proprietor	Client’s reference	Description	Expiry date
Denmark	European Patent	1091930	1-Jul-13	Idun Pharmaceuticals, Inc.	442	IDN6556 and related compounds composition	1-Jul-19
Sweden	European Patent	99932211.8	1-Jul-13	Idun Pharmaceuticals, Inc.	442	IDN6556 and related compounds composition	1-Jul-19
U.S.A.	Small Entity Patent	6391575	21-Nov-13	Idun Pharmaceuticals, Inc	443	method of id casp inhib	5-Mar-19
USA	Large Entity Patent	6790989	14-Sep-15	Idun Pharmaceuticals, Inc	457	IDN6556 sulfonamide composition	Feb-21 (ADD to CPA)
U.S.A.	Small Entity Patent	6762045	13-Jan-16	Idun Pharmaceuticals, Inc	468	membrane csp activity	20-Nov-20

v

2.	Trademarks.

Emricasan

3.	Copyrights.

None.

(b) Contracts.

None.

(c) Equipment.

None.

(d) Inventory.

None.

(e) Books and Records. All books and records of Idun relating primarily to the Business, including all product designs and customer and supplier lists of the Business.

(f) Claims Related to the Distributed Assets. All claims of Idun against third parties relating to the Distributed Assets, whether choate or inchoate, known or unknown, contingent or noncontingent.

vi

EXHIBIT A

IP ASSIGNMENT AGREEMENT

This IP Assignment Agreement (the “Assignment”), dated as of January 10, 2013, is by and between Idun Pharmaceuticals, Inc., a Delaware corporation (“Idun”), and Conatus Pharmaceuticals Inc., a Delaware corporation (“Conatus”).

RECITALS

WHEREAS, Idun and Conatus have entered into that certain Distribution Agreement, dated as of January 10, 2013 (the “Agreement”); and

WHEREAS, under the terms of the Agreement, Idun has agreed to, among other things, convey, transfer, assign and deliver to Conatus, as a distribution with respect to the Idun stock held by Conatus, all of Idun’s right, title and interest in, to and under the Intellectual Property (as such term is defined in the Agreement), including the intellectual property rights set forth on Schedule A and the Goodwill (as such term is defined in the Agreement) related thereto.

ASSIGNMENT

NOW, THEREFORE, Idun does hereby convey, transfer, assign and deliver to Conatus, as a distribution with respect to the Idun stock held by Conatus, all of Idun’s right, title and interest in, to and under the Intellectual Property, including the intellectual property rights set forth on Schedule A and the Goodwill related thereto. Idun hereby covenants and agrees that, at any time and from time to time forthwith upon the written request of Conatus, Idun will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, each and all of such further acts, deeds, assignments, transfers, conveyances and assurances as may reasonably be required by Conatus in order to convey, transfer, assign and deliver to Conatus, as a distribution with respect to the Idun stock held by Conatus, and vest in Conatus title to all of the Intellectual Property, including the intellectual property rights set forth on Schedule A and the Goodwill related thereto.

This Assignment is subject in all respects to the terms and conditions of the Agreement and is intended only to document the assignment of the Intellectual Property, including the intellectual property rights set forth on Schedule A and the Goodwill related thereto. Nothing contained in this Assignment shall be deemed to supersede any of the obligations, agreements, representations, covenants or warranties of Idun and Conatus contained in the Agreement.

This Assignment shall be construed and interpreted according to the laws of the State of California, applicable to contracts to be wholly performed within the State of California.

This Assignment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Assignment by facsimile or e-mail shall be effective as delivery of a manually executed counterpart of this Assignment.

IN WITNESS WHEREOF, the parties hereto have caused this IP Assignment Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

i

CONATUS PHARMACEUTICALS INC.		IDUN PHARMACEUTICALS, INC.

By:		By:
Name:	Steven J. Mento, Ph.D.	Name:	Steven J. Mento, Ph.D.
Title:	Chief Executive Officer	Title:	Chief Executive Officer

ii

SCHEDULE A

TO IP ASSIGNMENT AGREEMENT

1.	Patents.

Country name	Type name	Patent / Design number	Current renewal date	Proprietor	Client’s reference	Description	Expiry date
Mexico	Patent	286788	3-Dec-16	Idun Pharmaceuticals, Inc	33272	IDN6556 polymorphic forms	3-Dec-27
Singapore	Granted New Law Patent	200903593.2	3-Dec-13	Idun Pharmaceuticals, Inc	33272	IDN6556 polymorphic forms	3-Dec-27
10U.S.A.	Small Entity Extended Patent	7692038	6-Oct-13	Idun Pharmaceuticals, Inc	33272	IDN6556 polymorphic forms	10-Jul-28
Australia	Patent	2007330478	3-Dec-13	Idun Pharmaceuticals, Inc.	33272	IDN6556 polymorphic forms	3-Dec-27
Canada	Small Entity Granted Patent	2669849	3-Dec-13	Idun Pharmaceuticals, Inc.	33272	IDN6556 polymorphic forms	3-Dec-27
South Africa	Patent	2009/04693	3-Dec-13	Idun Pharmaceuticals, Inc.	33272	IDN6556 polymorphic forms	3-Dec-27
South Korea	New Law Patent	1125932	5-Mar-15	Idun Pharmaceuticals, Inc.	33272	IDN6556 polymorphic forms	3-Dec-27
Canada	Large Entity Granted Patent	2265853	12-Sep-13	Idun Pharmaceuticals, Inc	425	Methods of treating inflammation, cell survival, infection	12-Sep-17
Germany	European Patent	69734718.4	12-Sep-13	Idun Pharmaceuticals, Inc	425	Methods of treating inflammation, cell survival, infection	12-Sep-17
Europe	Patent Application	97943323.2		Idun Pharmaceuticals, Inc	425	Methods of treating inflammation, cell survival, infection	12-Sep-17
Spain	European Patent	97943323.2	12-Sep-13	Idun Pharmaceuticals, Inc	425	Methods of treating inflammation, cell survival, infection	12-Sep-17
France	European Patent	929311	12-Sep-13	Idun Pharmaceuticals, Inc	425	Methods of treating inflammation, cell survival, infection	12-Sep-17
Great Britain	European Patent	929311	12-Sep-13	Idun Pharmaceuticals, Inc	425	Methods of treating inflammation, cell survival, infection	12-Sep-17
Ireland	European Patent	929311	12-Sep-13	Idun Pharmaceuticals, Inc	425	Methods of treating inflammation, cell survival, infection	12-Sep-17
Italy	European Patent	929311	12-Sep-13	Idun Pharmaceuticals, Inc	425	Methods of treating inflammation, cell survival, infection	12-Sep-17
Japan	Granted New Law Patent	3830976	21-Jul-13	Idun Pharmaceuticals, Inc	425	Methods of treating inflammation, cell survival, infection	12-Sep-17
Japan	Patent-exam.req.on/after01Apr2004	4166252	8-Aug-13	Idun Pharmaceuticals, Inc	425	Methods of treating inflammation, cell survival, infection	12-Sep-17
U.S.A.	Small Entity Patent	6200969		Idun Pharmaceuticals, Inc	425	Methods of treating inflammation, cell survival, infection	12-Sep-17

i

Country name	Type name	Patent / Design number	Current renewal date	Proprietor	Client’s reference	Description	Expiry date
U.S.A.	Small Entity Patent	6528506	4-Sep-14	Idun Pharmaceuticals, Inc	425	Methods of treating inflammation, cell survival, infection	12-Sep-17
U.S.A.	Small Entity Patent	6531467	11-Sep-14	Idun Pharmaceuticals, Inc	425	Methods of treating inflammation, cell survival, infection	12-Sep-17
U.S.A.	Small Entity Patent	6610683	26-Feb-15	Idun Pharmaceuticals, Inc	425	Methods of treating inflammation, cell survival, infection	12-Sep-17
U.S.A.	Small Entity Patent	6693096	17-Aug-15	Idun Pharmaceuticals, Inc	425	Methods of treating inflammation, cell survival, infection	12-Sep-17
U.S.A.	Small Entity Patent	5939460		Idun Pharmaceuticals, Inc	426	NADPH (composition)	8-Jul-16
U.S.A.	Small Entity Patent	5990137		Idun Pharmaceuticals, Inc	426	NADPH (method)	8-Jul-16
Europe	Patent Application	97942441.3		Idun Pharmaceuticals, Inc	427	Indole dipeptide csp Inhbitors	12-Sep-17
U.S.A.	Small Entity Patent	5869519		Idun Pharmaceuticals, Inc	427	Indole dipeptide csp Inhbitors	16-Dec-16
U.S.A.	Small Entity Patent	5877197		Idun Pharmaceuticals, Inc	427	Indole dipeptide csp Inhbitors	16-Dec-16
U.S.A.	Small Entity Patent	6489353	3-Jun-14	Idun Pharmaceuticals, Inc	427	Indole dipeptide csp Inhbitors	16-Dec-16
Australia	Patent	724639	18-Sep-13	Idun Pharmaceuticals, Inc	428	BAD polypeptide	18-Sep-17
Canada	Large Entity Granted Patent	2265912	18-Sep-13	Idun Pharmaceuticals, Inc	428	BAD polypeptide	18-Sep-17
U.S.A.	Small Entity Patent	5965703		Idun Pharmaceuticals, Inc	428	BAD polypeptide	20-Sep-16
U.S.A.	Small Entity Patent	6504022	7-Jul-14	Idun Pharmaceuticals, Inc	428	BAD polypeptide	20-Sep-16
U.S.A.	Small Entity Patent	6824991	30-May-16	Idun Pharmaceuticals, Inc	428	BAD polypeptide	20-Sep-16
Australia	Patent	738381	5-Jun-13	Idun Pharmaceuticals, Inc	430	Microplate screen	5-Jun-18
U.S.A.	Small Entity Patent	6270980	7-Feb-13	Idun Pharmaceuticals, Inc	430	Microplate screen	5-Jun-17
U.S.A.	Small Entity Patent	6518032	11-Aug-14	Idun Pharmaceuticals, Inc	430	Microplate screen	5-Jun-17
Austria	European Patent — New Law	1091930	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Belgium	European Patent	1091930	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Canada	Large Entity Granted Patent	2336474	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Switzerland	European Patent	1091930	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
China	Granted Patent	99810019.6	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19

Country name	Type name	Patent / Design number	Current renewal date	Proprietor	Client’s reference	Description	Expiry date
Germany	European Patent	69934405	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Germany	European Patent	69941440.7	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Denmark	European Patent	1754475	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Europe	Patent Application	6125650.9		Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Europe	Patent Application	99932211.8		Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Spain	European Patent	6125650.9	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Spain	European Patent	99932211.8	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Finland	European Patent	1091930	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Finland	European Patent	1754475	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
France	European Patent	1091930	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
France	European Patent	1754475	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Great Britain	European Patent	1091930	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Great Britain	European Patent	1754475	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Greece	European Patent	3060632	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Hong Kong	Granted New Law Patent	1036616	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Ireland	European Patent	1091930	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Ireland	European Patent	1754475	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Israel	Patent	140554	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Italy	European Patent	1091930	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Italy	European Patent	1754475	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19

Country name	Type name	Patent / Design number	Current renewal date	Proprietor	Client’s reference	Description	Expiry date
India	Patent	251878	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Japan	Patent-exam.req.on/after01Apr2004	3815968	16-Jun-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
South Korea	New Law Patent	804432	12-Feb-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Luxembourg	European Patent	1091930	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Mexico	Patent	254407	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Netherlands	European Patent	1091930	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Netherlands	European Patent	1754475	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Portugal	European Patent	1091930	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Sweden	European Patent	6125650.9	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Singapore	Granted New Law Patent	200007544	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
U.S.A.	Small Entity Patent	6197750		Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	22-Oct-18
U.S.A.	Small Entity Patent	6544951	8-Oct-14	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	22-Oct-18
U.S.A.	Small Entity Patent	7053056	30-Nov-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	22-Oct-18
U.S.A.	Small Entity Patent	7183260	27-Aug-14	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	22-Oct-18
South Africa	PCT Patent	2001/00023	1-Jul-13	Idun Pharmaceuticals, Inc	442	IDN6556 and related compounds composition	1-Jul-19
Australia	Patent	752339	1-Jul-13	Idun Pharmaceuticals, Inc.	442	IDN6556 and related compounds composition	1-Jul-19
Denmark	European Patent	1091930	1-Jul-13	Idun Pharmaceuticals, Inc.	442	IDN6556 and related compounds composition	1-Jul-19
Sweden	European Patent	99932211.8	1-Jul-13	Idun Pharmaceuticals, Inc.	442	IDN6556 and related compounds composition	1-Jul-19

Country name	Type name	Patent / Design number	Current renewal date	Proprietor	Client’s reference	Description	Expiry date
U.S.A.	Small Entity Patent	6391575	21-Nov-13	Idun Pharmaceuticals, Inc	443	method of id casp inhib	5-Mar-19
USA	Large Entity Patent	6790989	14-Sep-15	Idun Pharmaceuticals, Inc	457	IDN6556 sulfonamide composition	Feb-21 (ADD to CPA)
U.S.A.	Small Entity Patent	6762045	13-Jan-16	Idun Pharmaceuticals, Inc	468	membrane csp activity	20-Nov-20

v

2.	Trademarks.

Emricasan

3.	Copyrights.

None.

EXHIBIT B

ASSUMPTION OF LIABILITIES

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Conatus Pharmaceuticals Inc., a Delaware corporation (“Conatus”), does hereby assume and become fully responsible for the Assumed Liabilities as such term is defined in that certain Distribution Agreement, dated as of January 10, 2013, by and between Conatus and Idun Pharmaceuticals, Inc., a Delaware corporation (“Idun”). Conatus hereby covenants and agrees that, at any time and from time to time forthwith upon the written request of Idun, Conatus will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, each and all of such further acts, deeds, assignments, transfers, conveyances and assurances as may reasonably be required by Idun in order to transfer, assign, convey and deliver unto and vest in Conatus all liabilities, obligations, responsibilities and commitments comprising the Assumed Liabilities, and to release Idun therefrom in full.

IN WITNESS WHEREOF, Conatus has caused this Assumption of Liabilities to be duly executed on its behalf, by its officers thereunto duly authorized, all as of January 10, 2013.

CONATUS PHARMACEUTICALS INC.

By:
Name:	Steven J. Mento, Ph.D.
Title:	Chief Executive Officer

EXHIBIT C

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (“TSA”), dated as of January 10, 2013 (“Effective Date”), is by and between Idun Pharmaceuticals, Inc., a Delaware corporation (“Idun”), and Conatus Pharmaceuticals Inc., a Delaware corporation (“Conatus”).

RECITALS

WHEREAS, Idun and Conatus have simultaneously herewith entered into that certain Distribution Agreement (the “Agreement”); and

WHEREAS, under the terms of the Agreement, Conatus has agreed to, among other things, provide certain managerial and administrative services to Idun to assist Idun in the conduct of its business pertaining to the Excluded Assets;

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

SERVICES

Section 1.01. Services.

(a) Conatus hereby agrees to provide to Idun the services set forth on Schedule A-1 (the “Services”) unless Idun advises Conatus reasonably in advance of the date that the performance of any of the Services is not needed by Idun.

(b) Conatus shall provide the Services in a workmanlike manner and in accordance with industry practice. Conatus shall have the sole authority to hire and terminate the services of all employees and consultants, as it deems necessary or advisable to perform its obligations under this TSA. Conatus shall have the obligation to pay all salaries and employee benefit expenses to the employees and consultants it engages in connection with this TSA.

Section 1.02. Expenses. Conatus shall be entitled to all reasonable, allocable, and allowable costs, including direct costs, overhead and general and administrative expenses (but without profit or fee) in accordance with its disclosed practice (collectively, the “Service Costs”). As necessary, Conatus shall invoice Idun for the Services at such rates as are agreed upon in advance by the parties from time to time. Properly documented invoices are due and payable within forty-five (45) calendar days of the invoice date. Payment shall be made in immediately available U.S. Dollars via wire transfer or check. A late fee for late payment of an invoice for Service Costs shall be assessed at the amount of one percent (1%) per month or the maximum amount permitted by law, whichever is less. Idun shall have the right to audit the books and records of Conatus related to services provided under this TSA, such audit to be limited to verification of invoiced amounts and any necessary adjustments thereto, and performed by Conatus’ independent accounting firm at Idun expense, during normal business hours and upon reasonable prior notice (but no more frequently than annually).

1

Section 1.03. Work Products and Related Expenses. Any data, research, analysis, discoveries, ideas, concepts, designs, devices, drawings, materials, developments, processes, procedures, trade secrets, Proprietary Information, know-how, improvements and work or intellectual property rights (altogether, “Work Product”) that is discovered or made or acquired by or on behalf of Conatus (including its employees and consultants) in connection with the provision of Services shall be the sole property of Idun. Conatus hereby assigns all right, title and interest to any such Work Products (including all rights to sue for infringement, including past infringement) to Idun. Conatus hereby agrees to sign all necessary papers and do all lawful acts reasonably requisite in connection with the prosecution and assignment of each and every patent application related to any such Work Products, without further compensation, but at the expense of Idun or its successors and assigns.

ARTICLE 2

CONFIDENTIALITY

Section 2.01. Nondisclosure. Except as otherwise provided in this TSA, each party (the “Receiving Party”) shall hold in confidence using at least the same degree of care that it uses to protect its own confidential information of like importance, but not less than reasonable care, shall not use except for the purposes expressly permitted under this TSA, and shall not disclose to any third party (except as expressly permitted by this TSA) any nonpublic business or technical information that is disclosed to it by the other party (the “Disclosing Party”) orally or in a tangible form and is marked “Confidential,” orally designated as confidential, or due to the circumstances surrounding the disclosure would reasonably be construed as confidential (“Proprietary Information”). All Work Product shall be deemed to be the Proprietary Information of Idun. Proprietary Information of a party shall not include:

(a) Information which at the time of disclosure under this TSA is published or otherwise generally known or available to the public;

(b) Information which, after disclosure by the Disclosing Party under this TSA, is published or becomes generally known or available to the public through no fault of the Receiving Party;

(c) Information which the Receiving Party can document by contemporaneous written records was in its possession at the time of disclosure and was not acquired directly or indirectly from the Disclosing Party;

(d) Information which was independently developed by the Receiving Party outside of the scope of this TSA and without any use of the Disclosing Party’s Proprietary Information; or

(e) Information which becomes known to the Receiving Party, without restriction, from a source (other than the Disclosing Party) rightfully in possession of the information and under no confidentiality or fiduciary obligation not to make the disclosure.

2

Section 2.02. Exceptions. If the Receiving Party becomes compelled by a court of competent jurisdiction to disclose any Proprietary Information, the Receiving Party will provide the Disclosing Party with prompt written notice so that the Disclosing Party may seek a protective order or other appropriate remedy. If such a protective order or other remedy is not obtained or if compliance with the provisions hereof is waived by the Disclosing Party, the Receiving Party will furnish only that portion of the Proprietary Information that is legally required and will exercise all reasonable business efforts to secure confidential treatment of such Proprietary Information.

ARTICLE 3

TERM AND TERMINATION

Section 3.01. Term. The initial term of this TSA shall commence as of the Effective Date and unless terminated earlier pursuant to this Article 3, shall continue in full force and effect until December 31, 2013. This TSA shall automatically renew for successive periods of one (1) year unless terminated (i) by either party with ninety (90) days prior written notice to the other party, or (ii) earlier pursuant to this Article 3. Upon any termination of this TSA, Idun shall promptly pay any Service Costs then owed to Conatus.

Section 3.02. Termination By Either Party.

(a) For Cause.

(i) Breach. In the event of a material breach of this TSA, the non-breaching party shall be entitled to terminate this TSA by written notice to the breaching party, if such breach is not cured within thirty (30) days after written notice is given to the breaching party, specifying the breach.

(ii) Cessation of Business; Insolvency; If either party (i) terminates or suspends its business activities; (ii) admits in writing its inability to pay its debts as they mature; or (iii) becomes insolvent, is dissolved or liquidated, makes an assignment for the benefit of creditors, files or has filed against it a petition in bankruptcy, reorganization, dissolution or liquidation or similar action filed by or against it, is adjudicated as bankrupt, or has a receiver appointed for its business, then the affected party shall promptly notify the unaffected party in writing that such event has occurred. If any event as specified in the previous sentence is not cured, or an acceptable plan for such cure is not proposed, within sixty (60) days after written notice from the unaffected party specifying the nature of the event, the unaffected party shall have the right to terminate this TSA, unless prevented to do so by law, by giving written notice of termination to the affected party.

(b) For Convenience. Idun may terminate this TSA, without cause, upon providing Conatus at least three (3) months prior written notice of its intent to do so.

Section 3.03. Survival.

(a) Termination of this TSA for any reason shall not release either party hereto from any liability which at the time of such termination has already accrued to the other party. In addition, any and all Service Costs accrued hereunder shall immediately become due and payable.

(b) Section 1.03 and Articles 2, 3 and 4 shall survive any expiration or termination of this TSA.

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ARTICLE 4

MISCELLANEOUS

Section 4.01 Governing Law. This TSA (including any claim or controversy arising out of or relating to this TSA) shall be governed by the law of the State of California without regard to conflict of law principles that would result in the application of any law other than the law of the State of California.

Section 4.02 Notices. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given (a) if delivered or sent by facsimile transmission, upon receipt, (b) if sent by reputable courier service guaranteeing overnight delivery, on the next business day, or (c) if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three (3) business days after deposit in United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

To Idun:

Idun Pharmaceuticals, Inc.

4365 Executive Drive, Suite 200

San Diego, CA 92121

To Conatus:

Conatus Pharmaceuticals Inc.

4365 Executive Drive, Suite 200

San Diego, CA 92121

Any notice given hereunder may be given on behalf of any party by its counsel or other authorized Representatives.

Section 4.03 No Third-Party Beneficiaries. This TSA shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

Section 4.04 Construction. Conatus and Idun have participated jointly in the negotiation and drafting of this TSA. In the event an ambiguity or question of intent or interpretation arises, this TSA shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this TSA.

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Section 4.05 Severability. If any provision of this Agreement is declared invalid by a court of last resort or by any court or other governmental body from the decision of which an appeal is not taken within the time provided by law, then and in such event, this Agreement will be deemed to have been terminated only as to the portion thereof that relates to the provision invalidated by that decision and only in the relevant jurisdiction, but this Agreement, in all other respects and all other jurisdictions, will remain in force; provided, that if the provision so invalidated is essential to the Agreement as a whole, then the parties will negotiate in good faith to amend the terms hereof as nearly as practical to carry out the original intent of the parties.

Section 4.06 Assignment. Neither this TSA nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other party other than in connection with the sale or transfer by a party of all or substantially all of the assets to which this TSA relates. Subject to the foregoing, this TSA shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 4.07 Amendments. This TSA may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.

Section 4.08 Injunctive Relief. It is understood and agreed that, notwithstanding any other provision of this TSA, either party’s breach of confidentiality obligations or provisions relating to intellectual property rights will cause irreparable damage for which recovery of money damages would be inadequate, and that the other party will therefore be entitled to seek timely injunctive relief to protect such party’s rights under this TSA, in addition to any and all remedies available at law.

Section 4.09 Independent Contractors. The relationship of the parties hereto is that of independent contractors. Neither party hereto is an agent, partner or joint venturer of the other for any purpose and neither shall have the right to create, assume or incur any expense, liability or obligation on behalf of the other.

Section 4.10 Compliance with Laws. This TSA and the performance allowed hereunder shall be carried out in strict compliance with all applicable foreign, federal, state and local laws, regulations, rules and orders

Section 4.11 Entire Agreement. This TSA and the Agreement, including the exhibits and schedules hereto and thereto, reflects the entire agreement of the parties with respect to the subject matter hereof and supersedes all previous written or oral negotiations, commitments and writings.

Section 4.12 Execution in Counterparts. For the convenience of the parties and to facilitate execution, this TSA may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

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IN WITNESS WHEREOF, this TSA has been duly executed on behalf of the parties as of the Effective Date.

Conatus Pharmaceuticals Inc.

By:
Name:	Steven J. Mento, Ph.D.
Title:	Chief Executive Officer

Idun Pharmaceuticals, Inc.

By:
Name:	Steven J. Mento, Ph.D.
Title:	Chief Executive Officer

SCHEDULE A-1

TO TRANSITION SERVICES AGREEMENT

SERVICES

Accounting

Technology license administration

Intellectual property maintenance

Any other services requested by Idun and agreed to by Conatus from time to time.